Exhibit 4.1

EXECUTION COPY

PIH ACQUISITION CO.,

to be ultimately merged with and into

PANOLAM INDUSTRIES INTERNATIONAL, INC.

as Issuer

and

The GUARANTORS named herein

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

10 3/4% SENIOR SUBORDINATED NOTES DUE 2013

INDENTURE

Dated as of September 30, 2005

i

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(l)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	1303
	(c)	13.03
313	(a)	7.06
	(b)(l)	N.A.
	(b)(2)	7.06
	(c)	7.06
	(d)	7.06
314	(a)	4.02; 4.09
	(b)	N.A.
	(c)(l)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.05
	(f)	4.10
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	13.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(l)	6.08
	(a)(2)	6.09
	(b)	2.05
318	(a)	13.01

N.A. Means Not Applicable.

Note:                   This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

INDENTURE dated as of September 30, 2005 among PIH Acquisition Co. (“PIH”) Panolam Industries International, Inc., (“Panolam”), the Guarantors (as defined herein), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

RECITALS

PIH has duly authorized the issuance of its 10 3/4% Senior Subordinated Notes due 2013 (the “Notes”) and the execution and delivery of this Indenture.

Pursuant to that certain Agreement and Plan of Merger, dated as of July 16, 2005 (the “Merger Agreement”), by and among GS Holdings Co., PIH, Panolam Industries Holdings, Inc. (“Panolam Holdings”) and TC Group, L.L.C., PIH will merge (the “Acquisition”) with and into Panolam Holdings. On the Issue Date (as defined herein) through a series of mergers (collectively, the “Mergers”), Panolam Holdings will ultimately be merged with and into Panolam. Upon consummation of the Acquisition and the Mergers, Panolam, by operation of law, will assume all of PIH’s obligations under this Indenture, and Panolam will be the successor issuer of the Notes and shall cause the Guarantors to issue the Guarantees. References in this Indenture to the “Company” means Panolam and its subsidiaries after giving pro forma effect to the Acquisition and the Mergers.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of Notes issued under this Indenture.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1)       Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)       Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means 10 3/4% Senior Subordinated Notes due 2013 issued under the terms of this Indenture subsequent to the Issue Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)       1.0% of the then outstanding principal amount of the Note; and

(2)       the excess of:

(a)       the present value at such redemption date of (i) the redemption price of the Note at October 1, 2009 (such redemption price being set forth in the table appearing in Section 5 of Appendix A) plus (ii) all required interest payments due on the Note, through October 1, 2009 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)       the then outstanding principal amount of the Note.

“Asset Sale” means (i) the sale, conveyance, transfer, lease or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries (whether in a single transaction or a series of related transactions), in each case, other than:

(1)       a disposition of Cash Equivalents or obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(2)       the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(3)       the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to Section 4.04 or the granting of a Lien permitted by Section 4.12;

(4)       any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $2.5 million;

(5)       any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

(6)       the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

(7)       foreclosures on assets;

(8)       disposition of an account receivable in connection with the collection or compromise thereof; and

(9)       the grant in the ordinary course of business of any licenses of patents, trademarks, know-how and any other intellectual property.

“Bank Indebtedness” means all Obligations pursuant to the Credit Agreement.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the reorganization or relief of debtors, including laws providing for any plan of compromise or arrangement or other corporate proceeding involving or affecting creditors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means

(1)       with respect to a corporation, the board of directors of the corporation;

(2)       with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)       with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means:

(1)       in the case of a corporation, capital stock;

(2)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3)       in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1)       U.S. dollars or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)       securities issued or directly and fully and unconditionally guaranteed or insured by the government or any agency or instrumentality of the United States and backed by the full faith and credit of the United States or, in the case of Panolam Industries, Ltd., securities issued or directly and fully and unconditionally guaranteed or insured by the government or any agency or instrumentality of Canada and backed by the full faith and credit of Canada;

(3)       certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any commercial bank having capital and surplus in excess of $250 million;

(4)       repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)       commercial paper maturing within 12 months after the date of acquisition and having a rating of at least A-2 from Moody’s or P-2 from S&P;

(6)       readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition; and

(7)       investment in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following events:

(1)       the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than to a Permitted Holder;

(2)       the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(l) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of Beneficial Ownership, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities;

(3)       the approval by the holders of Capital Stock of the Company or any of its direct or indirect parent entities of any plan or proposal for the liquidation, winding up or dissolution of the Company; or

(4)       the first day on which the majority of the Board of Directors of the Company then in office shall cease to consist of individuals who are Continuing Directors.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Issue Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted herefor.

“Commission” means the U.S. Securities and Exchange Commission.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and other noncash charges (excluding any noncash item that represents an accrual or reserve for a cash expenditure for a future period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount, noncash interest payments, commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the interest component of Capitalized Lease Obligations and net payments (if any) pursuant to interest rate Hedging Obligations), and (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less (c) interest income actually received in cash for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

(1)       any net after-tax gains or losses from Asset Sales and extraordinary gains or losses will be excluded;

(2)       any net after-tax effect of expenses relating to the Transactions will be excluded to the extent Net Income was reduced thereby in such period;

(3)       the net income (but not loss) of any Subsidiary of the Company (other than a Guarantor) to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise will be excluded;

(4)       the net income (but not loss) of any Person, other than the Company or a Subsidiary, will be excluded, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

(5)       any restoration to income of any material contingency reserve will be excluded, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(6)       income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) will be excluded;

(7)       all gains realized on or because of the purchase or other acquisition by the Company or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries will be excluded;

(8)       the cumulative effect of a change in accounting principles will be excluded; and

(9)       in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets will be excluded.

“Consolidated Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its Restricted Subsidiaries, excluding goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense and any other assets properly classified as intangible assets in accordance with GAAP, determined in accordance with GAAP.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security herefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Directors” means, with respect to any Person and as of any date of determination, any member of the Board of Directors of such Person who:

(1)       was a member of such Board of Directors on the Issue Date; or

(2)       was nominated for election or elected to such Board of Directors by any of the Permitted Holders or with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Agreement” means (i) the credit agreement dated as of September 30, 2005, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, among PIH, the Company, Holdings, the financial institutions named therein and Credit Suisse Cayman Islands Branch, as Administrative Agent, Credit Suisse, as Joint Lead Arranger and Joint Bookrunner, Jefferies Babson Finance LLC, an affiliate of Jefferies & Company, Inc., as Joint Lead Arranger and Joint Bookrunner and Jefferies & Company, Inc., as Syndication Agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), or any agreement extending the maturity of, refinancing, replacing, refunding, restating or otherwise restructuring (whether upon or at any time or from time to time after termination or otherwise restructuring (whether upon or at any time or from time to time after termination or otherwise) all or any portion of the Indebtedness under such agreement or document or any successor or replacement agreement or document and whether by the same or any other agent, lender or group of lenders, or institutional investors, providing for revolving credit loans, term loans, letters of credit or issuance of notes or any other debt, in each of the above cases as such agreements may be amended, supplemented or otherwise modified from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Senior Debt” means:

(1)       any Bank Indebtedness that constitutes Senior Debt; and

(2)       any other Senior Debt permitted hereunder the principal amount of which is $25.0 million or more and that has been designated by the Company in the instrument evidencing that Senior Debt as “Designated Senior Debt.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that (i) if such Capital Stock is issued to any plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations, (ii) only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (iii) any class of Capital Stock of the Company that by its terms authorizes the Company to satisfy its obligations thereunder by delivery of Capital Stock of the Company that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means any direct or indirect Subsidiary that was formed under the laws of the United States, any state of the United States, the District of Columbia or any territory of the United States.

“EBITDA” means with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

(1)       the provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

(2)       Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus

(3)       Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

(4)       customary fees and expenses of the Company payable in connection with the Transactions, plus

(5)       any non-cash goodwill or other asset impairment charges incurred subsequent to the date hereof resulting from the application of Statement of Financial Accounting Standards Nos. 142 and 144 and the amortization of intangibles arising pursuant to No. 141, plus

(6)       any other non-cash charges (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up) reducing Consolidated Net Income for such period (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period), plus

(7)       any reasonable expenses or charges related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred hereunder (in each case whether or not consummated), in each case, deducted in such period in computing Consolidated Net Income, plus

(8)       the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include non-cash retention, severance, systems establishment cost, excess pension charges, contract termination costs including future lease commitments, and costs to consolidate facilities and relocate employees) deducted in such period in computing Consolidated Net Income, plus

(9)       the amount of management, monitoring, consulting, advisory fees, termination payments and related expenses (or any accruals relating to such fees and related expenses) during such period pursuant to the Management Agreement, plus

(10)     the amount of any noncash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs deducted in such period in computing Consolidated Net Income, plus

(11)     the amount of any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness deducted in such period in computing Consolidated Net Income, plus

(12)     any non-cash foreign exchange gains or losses related to a U.S. denominated intercompany note in favor of Panolam Industries International, Inc. from Panolam Industries Ltd., plus

(13)     any net gain or loss resulting from Hedging Obligations, less non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges made in any prior period).

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary (other than a Guarantor) shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income.

“Equity Contribution” means the investment of $80 million by the Sponsors and certain members of the Company’s management team made in connection with the Transactions.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” means the debt securities of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes and the Additional Notes, if applicable, in compliance with the terms of the Registration Rights Agreement or a registration rights agreement related to any such Additional Notes, including any Private Exchange Notes.

“Excluded Contribution” means net cash proceeds or marketable securities, in each case received by the Company and its Restricted Subsidiaries from:

(1)       contributions to its common equity capital; and

(2)       the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Capital Stock (other than Disqualified Stock), in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of Section 4.04(a).

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date hereof.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Fixed Charge Coverage Ratio” means the ratio of EBITDA during the four consecutive full fiscal quarters (the “Four Quarter Period”) most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Fixed Charge Coverage Ratio for which internal financial statements are available (the “Transaction Date”) to Fixed Charges for the Four Quarter Period.

For purposes of this definition, “EBITDA” and “Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)       the incurrence or repayment of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)       any Asset Sale, acquisition or Investment (including, without limitation, any acquisition or Investment giving rise to the need to make such calculation as a result of the

Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such acquisition) incurring, assuming or otherwise being liable for Acquired Debt during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale, acquisition or Investment (including the incurrence, assumption of liability for any such Indebtedness or Acquired Debt and also including any EBITDA associated with such acquisition or Investment) occurred on the first day of the Four Quarter Period.

If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that such pro forma calculations may include operating expense reductions for such period resulting from the transaction that is being given pro forma effect that (A) have been realized or (B) will be implemented following such transaction and are supportable and quantifiable and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead, provided that, in either case, such adjustments are set forth in an Officers’ Certificate signed by the Company’s chief financial officer and another Officer that states (i) the amount of such adjustment or adjustments, (ii) in the case of item (B) above, that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant hereto. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Transaction Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if the related hedge has a remaining term in excess of twelve months).

Furthermore, in calculating “Fixed Charges” for purposes of determining the denominator (but not the numerator) of the “Fixed Charge Coverage Ratio”:

(1)       interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and that will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2)       notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) plus (b) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid solely in Equity Interests (other than Disqualified Stock) of the Company) paid, accrued or scheduled to be paid or accrued during such period.

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States in effect on the date hereof. For purposes of this Indenture, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. When used as a verb, “guarantee” shall have a corresponding meaning.

“Guarantee” means any guarantee of the obligations of the Company hereunder and the Notes by a Guarantor in accordance with the terms of this Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning,

“Guarantor” means any Person that incurs a Guarantee of the Notes; provided, however, that upon the release and discharge of such Person from its Guarantee in accordance with the terms of this Indenture, such Person shall cease to be a Guarantor.

“Guarantor Senior Debt” means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular obligation, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligation shall be subordinate or pari passu in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, “Guarantor Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

(1)       all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

(2)       all Hedging Obligations (and guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Guarantor Senior Debt” shall not include:

(1)       any Indebtedness of such Guarantor to a Subsidiary of such Guarantor;

(2)       Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), other than Indebtedness under the Credit Agreement;

(3)       Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (including guarantees thereof or instruments evidencing such liabilities);

(4)       Indebtedness represented by Capital Stock;

(5)       any liability for federal, foreign, state, local or other taxes owed or owing by such Guarantor;

(6)       that portion of any Indebtedness incurred in violation of any of the covenants contained in Sections 4.03 or 4.14; provided, however, that if such Indebtedness has been Incurred under the Credit Agreement, such Indebtedness shall be deemed Senior Debt if the holders of such Indebtedness or their Representative received an Officers’ Certificate at the time of such Incurrence to the effect that the Incurrence of such Incurrence does not (or, in the case of revolving credit facility thereunder, the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such covenant;

(7)       Indebtedness that, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

(8)       any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)       currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)       other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“holder”, “Holder”, “noteholder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings” means Panolam Holdings II Co. and its successors or any other direct or indirect parent of the Company.

“Immaterial Subsidiary” means any Subsidiary with total assets not exceeding $100,000 as of the most recent financial quarter for which internal financial statements are available.

“Indebtedness” means, with respect to any Person,

(a)       any indebtedness (including principal and premium) of such Person, whether or not contingent:

(i)        in respect of borrowed money,

(ii)       evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without duplication, reimbursement agreements in respect thereof),

(iii)      representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor in each case accrued in the ordinary course of business or

(iv)      representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(b)       Disqualified Stock of such Person,

(c)       to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and

(d)       to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (b) prepaid revenues or (c) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Notes” means the Notes issued by the Company on the Issue Date.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04, (i) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by its Board of Directors of the Company and (iii) in any single transaction or series of related transactions, any transfer of Capital Stock that results in an entity ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the Fair Market Value (as determined by the Board of Directors of the Company in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by the Company and the Restricted Subsidiaries immediately after such transfer.

“Issue Date” means September 30, 2005.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

“Management Agreement” means that certain Advisory Services Agreement among Holdings and the Sponsors, as of on the Issue Date, and any replacement, modification or amendment thereof, so long as such replacement modification or amendment is not less advantageous to the holders of the Notes in any material respect than the Management Agreement as in effect on the Issue Date.

“Merger Agreement” has the meaning set forth for such term in the Recitals to this Indenture.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale, in each case net of legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses and other direct costs incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), repayment of Indebtedness (including premiums and accrued interest) that is secured by the property or assets that are the subject of such Asset Sale and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Notes” means the Initial Notes and any Additional Notes and Exchange Notes issued pursuant to this Indenture, in each case, in the forms set forth in Appendix A.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Circular” means the Offering Circular dated September 16, 2005, with respect to the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 13.04 and 13.05.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, Guarantor or the Trustee.

“Permitted Business” means the business and any services, activities or businesses incidental or directly related or similar to, any line of business engaged in by the Company and its Subsidiaries as of the Issue Date.

“Permitted Debt” is defined in Section 4.03.

“Permitted Holders” means (i) each of the Sponsors and their respective Affiliates, but not including, however, any portfolio companies of any of the Sponsors and (ii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members, provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Sponsors and their respective Affiliates, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company held by such “group.”

“Permitted Investments” means

(1)       any Investment by the Company in any Restricted Subsidiary or by a Restricted Subsidiary in another Restricted Subsidiary;

(2)       any Investment in cash and Cash Equivalents;

(3)       any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)       any Investment existing on the Issue Date and any modification, replacement, renewal or extension thereof; provided, however, that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the terms of this Indenture;

(5)       loans and advances to employees, including for business-related travel expenses, moving expenses and other similar expenses, and any guarantees made in the ordinary course of business consistent with past practices, but in any event not in excess of $1.5 million in the aggregate outstanding at any one time;

(6)       any Investment acquired by the Company or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)       Hedging Obligations permitted under clause (viii) of the definition of “Permitted Debt;”

(8)       any Investment by the Company or a Restricted Subsidiary having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (8), that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed $5.0 million;

(9)       Investments the payment for which consists of Equity Interests of the Company or any of its direct or indirect parent entities (exclusive of Disqualified Stock);

(10)     guarantees (including Guarantees) of Indebtedness permitted under Section 4.03 and performance guarantees in the ordinary course of business;

(11)     Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(12)     Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(13)     Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with Section 4.06; and

(14)     Investments in the Notes and the Exchange Notes; and

(15)     advances to suppliers, distributors and customers in the ordinary course of business, consistent with past practice.

“Permitted Junior Securities” means

(1)       Equity Interests in the Company, any Guarantor or any direct or indirect parent of the Company issued pursuant to a plan of reorganization or readjustment; or

(2)       unsecured debt securities of the Company issued pursuant to a plan of reorganization or readjustment that are subordinated to all Senior Debt or, as applicable, Guarantor Senior Debt of the Company (and any debt securities issued in exchange for Senior

Debt or such Guarantor Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt under this Indenture;

provided, however, that to the extent that any Senior Debt or Guarantor Senior Debt, as the case may be, outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, the holders of any such Senior Debt or Guarantor Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment.

“Permitted Liens” means the following types of Liens:

(1)       deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

(2)       Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptance issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

(3)       Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(4)       Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized for, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(5)       Liens securing Hedging Obligations; provided that in the case of Hedging Obligations relating to interest rate risks, the related Indebtedness is permitted to be incurred under this Indenture and is secured by a Lien on the same property securing such Hedging Obligation;

(6)       Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(7)       Liens in favor of the Company or any Restricted Subsidiary;

(8)       Liens to secure any Indebtedness that is incurred to refinance any Indebtedness that has been secured by a Lien existing on the Issue Date or referred to in clauses

(3) and (4) of this definition; provided, however, that such Liens (x) are no less favorable to the holders of the Notes, taken as a whole, and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced; and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

(9)       Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are being contested in good faith by appropriate proceedings or for property taxes on property that the Company or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(10)     judgment liens in respect of judgments that do not constitute an Event of Default so long as such Liens and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(11)     pledges, deposits or security under workmen’s compensation, unemployment insurance and other social security laws or regulations, or deposits to secure the performance of bids, tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits to secure public or statutory obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements, in each case incurred in the ordinary course of business or consistent with past practice;

(12)     Liens imposed by law, including carriers’, warehousemen’s materialmen’s, repairmen’s and mechanics’ Liens which are being contested in good faith by appropriate proceedings.

(13)     encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of business or to the ownership of properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business;

(14)     leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (x) interfere in any material respect with the business of the Company or any of its material Restricted Subsidiaries or (y) secure any Indebtedness;

(15)     the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(16)     banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided, however, that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any of its Subsidiaries in excess of those set forth by regulations promulgated the Federal Reserve Board or other applicable law and (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depositary institution;

(17)     Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(18)     Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(19)     Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(20)     Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;

(21)     Liens securing Indebtedness incurred by Foreign Subsidiaries pursuant to Section 4.03;

(22)     Liens securing the Escrow Amount as defined in and contemplated by the Merger Agreement; and

(23)     Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture.

“Permitted Payments to Holdings” means without duplications as to amount, (a) the payment of dividends to, or the making of loans to, Holdings, required for Holdings to pay: (A) franchise taxes and other fees, taxes and expenses required to maintain Holdings’ corporate existence; (B) customary salary, bonus and other benefits payable to directors (including director fees and reasonable expense reimbursements), officers and employees of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries; and (C) general corporate overhead expenses for Holdings to the extent such expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries, and (b) payments of dividends to, or the making of loans to, Holdings to enable Holdings to pay foreign, federal, state or local tax liabilities (“Tax Payments”), not to exceed the amount of any tax liabilities that would be otherwise payable by the Company and its Domestic Subsidiaries to the appropriate taxing authorities if they filed separate tax returns, to the extent that Holdings has an obligation to pay such tax liabilities relating to the operations, assets or capital of the Company or its Domestic Subsidiaries; provided that (i) notwithstanding the foregoing, in the case of determining the amount of a Tax Payment that is permitted to be paid by the Company and any of its Domestic Subsidiaries in respect to their Federal income tax liability, such payment shall be determined assuming that the Company is the parent company of an affiliated group (the “Affiliated Group”) filing a consolidated Federal income tax return and that Holdings and each such Domestic Subsidiary is a member of the Affiliated Group and (ii) any Tax Payments shall, within 90 days of Holdings’ receipt of such payment, either be (a) used by Holdings to pay such tax liabilities or (b) refunded to the payor.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

“Public Equity Offering” means an underwritten primary public offering of Capital Stock (other than Disqualified Stock) of Holdings or the Company pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act (excluding registration statements filed on Form S-8); provided that, in the event of a Public Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the date of redemption) of the Notes to be redeemed pursuant to the last paragraph of Section 5 of the Notes.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date among PIH, the Company, the Guarantors, Credit Suisse First Boston LLC and Jefferies & Company, Inc.

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Debt; provided, however, that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating business.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing after the commencement of any bankruptcy proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular obligation, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligation shall be subordinate or pari passu in right of payment to the Notes. Without limiting the generality of the foregoing, “Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing after the commencement of any bankruptcy proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

(1)       all monetary obligations of every nature of the Company under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

(2)       all Hedging Obligations (and guarantees thereof),

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Senior Debt” shall not include:

(1)       any Indebtedness of the Company to a Subsidiary of the Company;

(2)       Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation) other than Indebtedness under the Credit Agreement;

(3)       Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (including guarantees thereof or instruments evidencing such liabilities);

(4)       Indebtedness represented by Capital Stock;

(5)       any liability for federal, foreign, state, local or other taxes owed or owing by the Company;

(6)       that portion of any Indebtedness incurred in violation of Sections 4.03 or 4.14; provided, however, that if such Indebtedness has been Incurred under the Credit

Agreement, such Indebtedness shall be deemed Senior Debt if the holders of such Indebtedness or their Representative received an Officers’ Certificate at the time of such Incurrence to the effect that the Incurrence of such Indebtedness does not (or, in the case of a revolving credit facility thereunder, the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such covenant;

(7)       Indebtedness that, when incurred and without respect to any election under Section 111 l (b) of Title 11, United States Code, is without recourse to the Company; and

(8)       any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

“Senior Subordinated Indebtedness” means the Notes (in the case of the Company), a Guarantee (in the case of a Guarantor) and any other Indebtedness of the Company or a Guarantor that specifically provides that such Indebtedness is to rank pari passu with the Notes or such Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company or such Guarantor which is not Senior Debt (in the case of the Company) or Guarantor Senior Debt (in the case of a Guarantor).

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Stockholders Agreement” means, collectively, that certain Stockholders Agreement and Registration Rights Agreement among Holdings, the Sponsors, Robert Muller and certain other members of the Company’s management, as in effect on the Issue Date, and any replacement, modification or amendment thereof, so long as such replacement, modification or amendment is not less advantageous to the holders of the Notes in any material respect than the Stockholders Agreement as in effect on the Issue Date.

“Significant Subsidiary” means any Restricted Subsidiary that would be “significant subsidiary” as defined in Article l, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Sponsors” means Genstar Capital, L.P. and The Sterling Group, L.P. and their respective Affiliates.

“Subordinated Indebtedness” means (a) with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantor of the Notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Notes.

“Subsidiary” means, with respect to any specified Person:

(1)       any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)       any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939, as amended, (15 U.S.C. Section 77aaa-77bbbb) as in effect on the Issue Date.

‘Transactions” means the transactions contemplated by (i) the Acquisition, (ii) the entering into of and initial borrowings under the Credit Agreement, (iii) the Equity Contribution, (iv) the Mergers and (v) the offering of the Notes.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 1, 2009; provided, however, that if the period from such redemption date to October 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1)       any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2)       who shall have direct responsibility for the administration of this Indenture.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated); provided, however, that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company, (b) such designation complies with Section 4.04 and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and the Company could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under Section 4.03(a). Any such designation by the Board of Directors shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described in Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Securities” means securities that are

(a)       direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

(b)       obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)       the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)       the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Acceleration Notice”	6.02
“Affiliate Transaction”	4.07
“additional interest”	Appendix A
“Asset Sale Amount”	4.06(d)
“Asset Sale Offer”	4.06(d)
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.08(a)
“Change of Control Offer Period”	3.09(b)
“Change of Control Payment Date”	3.09(b)
“covenant defeasance option”	8.01(b)
“Definitive Note”	Appendix A
“Depository”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.06(c)
“Global Note”	Appendix A

“Global Notes Legend”	Appendix A
“Guaranteed Obligations”	10.01(a)
“IAI”	Appendix A
“incorporated provision”	11.01
“incur”	4.03
“Initial Lien”	4.12
“Initial Purchasers”	Appendix A
“legal defeasance option”	8.01(b)
“Notes Custodian”	Appendix A
“Paying Agent”	2.04
“Payment Blockage Notice”	11.02(a)
“protected purchaser”	2.08
“Purchase Agreement”	Appendix A
“Purchase Date”	3.10(b)
“Purchase Price”	4.06(d)
“Private Exchange”	Appendix A
“Private Exchange Note”	Appendix A
“QIB”	Appendix A
“Refinancing Indebtedness”	4.03(b)
“Refunding Capital Stock”	4.04(b)
“Registered Exchange Offer”	Appendix A
“Registrar”	2.04
“Regulation S”	Appendix A
“Regulation S Global Note”	Appendix A
“Restricted Notes Legend”	Appendix A
“Restricted Payment”	4.04(a)
“Retired Capital Stock”	4.04(b)
“Rule 144A”	Appendix A
“Rule 144A Global Note”	Appendix A
“Shelf Registration Statement”	Appendix A
“Successor Company”	5.01 (a)
“Transfer Restricted Notes”	Appendix A
“Trigger Event”	4.06(d)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture incorporates by reference certain provisions of the TIA. The following TIA terms have the following meanings:

“Commission” means the Securities and Exchange Commission;

“indenture securities” means the Notes and the Guarantees;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, the Guarantors and any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(a)       a term has the meaning assigned to it;

(b)       an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)       “or” is not exclusive;

(d)       “including” means including without limitation;

(e)       words in the singular include the plural and words in the plural include the singular;

(f)        the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(g)       unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and

(h)       whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of additional interest, to the extent that, in such context, additional interest is, was, or would be payable in respect thereof.

ARTICLE 2

THE NOTES

SECTION 2.01. Amount of Notes. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture on the Issue Date is $151,000,000. The Initial Notes, any Additional Notes and any Exchange Notes will be treated as a single series of Notes for purposes of this Indenture.

The Company may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.03 and (ii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture. Additional Notes shall have identical terms as the Initial Notes issued on the Issue

Date, other than with respect to the date of issuance and issue price and as contemplated by clause (iv) below. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.07, 2.08, 2.09, 2.10, 3.06, 4.06(g), 4.08(c) or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Company and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(i)        the aggregate principal amount of such Additional Notes that may be authenticated and delivered under this Indenture,

(ii)       the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes will accrue;

(iii)      if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Appendix A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof; and

(iv)      if applicable, that such Additional Notes that are not Transfer Restricted Notes shall not be issued in the form of Initial Notes as set forth in Appendix A, but shall be issued in the form of Exchange Notes as set forth in Appendix A.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes.

SECTION 2.02. Form and Dating. Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes (if issued as Transfer Restricted Notes) and the Trustee’s certificate of authentication shall each be substantially in the form set forth in Appendix A. The (i) Exchange Notes and the Trustee’s certificate of authentication and (ii) any Additional Exchange Notes issued other than as Transfer Restricted Notes and the Trustee’s certificate of authentication shall each be substantially in the form set forth in Appendix A. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and any integral multiples thereof.

SECTION 2.03. Execution and Authentication.

(a)       On the Issue Date, the Trustee shall authenticate and make available for delivery upon a written order of PIH signed by one Officer Notes for original issue on the date hereof in an aggregate principal amount of $ 151,000,000.

(b)       Upon consummation of the Acquisition and Mergers, the Company shall surrender to the Trustee for cancellation, in accordance with the terms of this Indenture, the $151,000,000 aggregate principal amount of Notes executed pursuant to Section 2.03(a), and in lieu thereof, upon execution of the Indenture by the Company and Guarantors, an Officer of the Company shall sign replacement Notes of a like tenor and principal amount for the Company.

(c)       The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer (i) replacement Notes for original issue on the date hereof in an aggregate principal amount of $151,000,000, (ii) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein and (iii) the Exchange Notes for issue in a Registered Exchange Offer or Private Exchange pursuant to a Registration Rights Agreement for a like principal amount of Initial Notes and, if applicable, any Additional Notes. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $1,000.

(d)       One Officer shall sign the Notes for PIH and the Company by manual or facsimile signature.

(e)       If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(f)        A Note shall not be valid and shall not be entitled to any benefit under this Indenture until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been duly and validly authenticated issued and delivered under this Indenture.

(g)       The Trustee may appoint one or more authenticating agents reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

(h)       The Trustee is hereby authorized to enter into a letter of representations with the Depository in the form provided by the Company and to act in accordance with such letter.

SECTION 2.04. Registrar and Paying Agent.

(a)       The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Custodian with respect to the Global Notes.

(b)       The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar (except with respect to Articles 3 and 8 and Sections 4.06 and 4.08).

(c)       The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on any Note, the Company shall deposit with each Paying Agent (or if the Company or one of its Restricted Subsidiaries is acting as Paying Agent segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or one of its Restricted Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Transfer and Exchange.

(a)       The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of the same series of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before a selection of Notes to be redeemed.

(b)       Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(c)       All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.08. Replacement Notes.

(a)       If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of the same series if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code

(a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note (including attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

(b)       Every replacement Note is an additional obligation of the Company and the Guarantors.

(c)       The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09. Outstanding Notes.

(a)       Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those redeemed pursuant to Article 3 and those described in this Section 2.09 as not outstanding. Subject to Section 13.06, a Note does not cease to be outstanding because the Company, a Guarantor or an Affiliate of the Company or a Guarantor holds the Note.

(b)       If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

(c)       If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and make them available for delivery in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Company pursuant to written direction by an Officer. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest then borne by the Notes, as the case may be (plus interest on such defaulted interest to the extent lawful), in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. CUSIP Numbers, ISINs, etc. The Company in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14. Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes outstanding at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes then outstanding, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 13.06 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Company and delivered to the Trustee pursuant to an Officers’ Certificate.

ARTICLE 3

REDEMPTION

SECTION 3.01. Redemption. The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Notes set forth in Appendix A, together with accrued and unpaid interest, if any, to the redemption date.

SECTION 3.02. Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by the Notes or any provision of this Indenture, shall be made in accordance with the Notes, such provision and this Article 3.

SECTION 3.03. Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the Notes, it shall notify the Trustee in writing of (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Company shall give notice to the Trustee provided for in this paragraph at least 30 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the Notes. Such notice shall be accompanied by an Officers’ Certificate and Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company prior to the mailing of the notice of redemption and given to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.04. Selection of Notes to Be Redeemed. In the case of any partial redemption of the Notes, selection of the Notes for redemption will be made by the Trustee on a pro rata basis to the extent practicable; provided, however, that no Notes of $ 1,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000 and portions of them the Trustee selects shall be in amounts of $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.05. Notice of Optional Redemption.

(a)       At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed by first-class mail a notice of redemption to each Holder at its registered address whose Notes are to be redeemed; provided, however, that a redemption notice may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Notices of redemption may not be conditional.

Any such notice shall identify the Notes to be redeemed and shall state:

(i)        the redemption date;

(ii)       the redemption price and the amount of accrued interest to the redemption date;

(iii)      the name and address of a Paying Agent;

(iv)      that Notes called for redemption must be surrendered to a Paying Agent to collect the redemption price, plus accrued interest;

(v)       if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes of a series to be redeemed and the aggregate principal amount of Notes of a series to be outstanding after such partial redemption;

(vi)      that, unless the Company defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)     the CUSIP number, ISIN or “Common Code” number, if any, printed on the Notes being redeemed; and

(viii)    the applicable provision in this Indenture or the Notes pursuant to which the Company is redeeming such Notes.

(b)       At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee at least 45 days (or such shorter period allowed by the Trustee) prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice. In such event, the Company shall provide the Trustee with the information required by this Section 3.05.

SECTION 3.06. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to any Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07. Deposit of Redemption Price. With respect to any Notes, prior to 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes to be redeemed.

SECTION 3.08. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.09. Repurchase Upon Change of Control Offer.

(a)       In the event that, pursuant to Section 4.08, the Company shall be required to commence a Change of Control Offer, it shall follow the procedures specified in this Section 3.09.

(b)       The Change of Control Offer shall remain open for a period from the date of the mailing of the notice of the Change of Control Offer described in paragraph (c) until a date determined by the Company that is at least 30 but no more than 60 days from the date of mailing of such notice and no longer, except to the extent that a longer period is required by applicable law (the “Change of Control Offer Period”). On the payment date, which shall be no later than the last day of the Change of Control Offer Period, (the “Change of Control Payment Date”), the Company shall purchase the principal amount of Notes properly tendered in response to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c)       Within 30 days following any Change of Control, unless the Company at such time has given notice of redemption under the second or third paragraph of Section 5 in Appendix A, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

(i)        the transaction or transactions that constitute the Change of Control, providing material information, to the extent publicly available, regarding the Person or Persons acquiring control, and stating that the Change of Control Offer is being made pursuant to this Section 3.09 and Section 4.08 and that, to the extent lawful, all Notes properly tendered will be accepted for payment;

(ii)       the Change of Control Payment, the last day of the Change of Control Offer Period, and the Change of Control Payment Date;

(iii)      that any Note not properly tendered or otherwise not accepted for repurchase will continue to accrue interest and additional interest, if any;

(iv)      that, unless the Company defaults in the payment of the amount due on the Change of Control Payment Date, all Notes or portions thereof accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest and additional interest, if any, on or after the Change of Control Payment Date;

(v)       that Holders electing to have any Notes purchased pursuant to the Change of Control Offer will be required to tender the Notes, with the form entitled Option of Holder to Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi)      that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Notes redeemed in whole or in part; and

(vii)     that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

(d)       On or before 10:00 A.M. New York City time on the Change of Control Payment Date, the Company shall to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment, together with accrued and unpaid interest and additional interest, if any, thereon to the Change of Control Payment Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Change of Control Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers’ Certificate shall authenticate and mail or deliver (or cause to transfer by book entry) to each relevant Holder a new Note, in a principal amount equal to any unpurchased portion of the Notes surrendered to the Holder thereof; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)       If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and additional interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest be payable to Holders pursuant to the Change of Control Offer.

SECTION 3.10. Repurchase Upon Application of Net Proceeds.

(a)       In the event that, pursuant to Section 4.06, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified in this Section 3.10.

(b)       The notice of an Asset Sale Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. Each Asset Sale Notice will be mailed to all Holders as shown on the register of Holders within 25 days following the Trigger Event, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. An Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. Upon the expiration of that period, the Company shall promptly (but in any event within three Business Days following such expiration) (the “Purchase Date”) purchase the Notes and any such other pari passu Indebtedness properly tendered in accordance with this Section 3.10 and Section 4.06. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i)        that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.06;

(ii)       the Asset Sale Amount, the Purchase Price and the Purchase Date;

(iii)      that any Note not properly tendered or otherwise not accepted for repurchase shall continue to accrue interest and additional interest, if any;

(iv)      that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Asset Sale Offer shall cease to accrue interest and additional interest, if any, on or after the Purchase Date;

(v)       that Holders electing to have any Notes repurchased pursuant to any Asset Sale Offer shall be required to tender the Notes, with the form entitled Option of Holder to Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

(vi)      that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase and a statement that such Holder is withdrawing his election to have such Notes repurchased in whole or in part; and

(vii)     that, to the extent Holders properly tender Notes (along with any other pari passu Indebtedness of the Company properly tendered) in an amount exceeding the Asset Sale Amount, the tendered Notes will be purchased pro rata based on the aggregate amounts of Notes and other pari passu Indebtedness of the Company properly tendered (and the Trustee shall select the tendered Notes of tendering Holders pro rata based on the amount of Notes and other pari passu Indebtedness of the Company properly tendered).

(c)       On or before 10:00 A.M. New York City time on the Purchase Date, the Company shall to the extent lawful, (i) accept for payment, pro rata in accordance with this Indenture to the extent necessary, the Asset Sale Amount of Notes or portions thereof properly tendered pursuant to the Asset Sale Offer (along with any other pari passu Indebtedness of the Company properly tendered), or if less than the Asset Sale Amount has been tendered, all Notes properly tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, plus accrued and unpaid interest and additional interest, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’

Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers’ Certificate shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion to the Holder thereof; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

(d)       If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and additional interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders to the Asset Sale Offer.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Notes.

(a)       The Company shall pay the principal of (and premium, if any) and interest, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if on such date the Trustee or any Paying Agent (if other than the Company or a Restricted Subsidiary) holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

(b)       The Company shall pay interest on overdue principal at the rate specified therefor in the Notes and shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

SECTION 4.02. Reports and Other Information.

(a)       Whether or not required by the Commission, so long as the Notes are outstanding, the Company will furnish to the Trustee and, upon request to the holders of Notes, within the time periods specified in the Commission’s rules and regulations:

(i)        all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or Form 20-F if the Company is a “foreign private issuer” as such term is defined under the rules and regulations of the Commission), including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(ii)       all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

Notwithstanding the foregoing, the Company shall not be required to furnish any information, certifications or reports required by Items 307 or 308 of Regulation S-K prior to the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (each as defined in the Registration Rights Agreement).

(b)       Whether or not required by the Commission, after the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Company will file a copy of all of the information and reports referred to in clauses (i) and (ii) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

(c)       For so long as any Notes remain outstanding, the Company will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)       In the event that any direct or indirect parent company of the Company is or becomes a Guarantor of the Notes, the Company may satisfy its obligations in this Section 4.02 by furnishing financial information relating to such direct or indirect parent company; provided, however, that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent company and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company, the Guarantors and the other Subsidiaries of the Company on a standalone basis, on the other hand.

SECTION 4.03.   Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)       The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively “incur”) any Indebtedness (including Acquired Debt) and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company or any Restricted Subsidiary that is a Guarantor may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary that is a Guarantor may issue Preferred Stock if the Fixed Charge Coverage Ratio of the Company for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.0 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b)       The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(i)        the incurrence of Indebtedness under the Credit Agreement in a aggregate principal amount not to exceed $155.0 million as such amount may be reduced from time to time as a result of mandatory principal payment and permanent reductions of such borrowings with Net Proceeds from Asset Sales;

(ii)       the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (including any Guarantee thereof) issued on the Issue Date and the incurrence by the Company and the Guarantors of Indebtedness represented by the Exchange Notes issued in exchange for the Notes issued on the Issue Date (including any Guarantee thereof) and the incurrence by the Guarantors of any Guarantee in respect of any Additional Notes and any Exchange Notes issued in exchange therefor;

(iii)      Existing Indebtedness (other than Indebtedness described in clauses (i) and (ii));

(iv)      Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (iv), does not exceed $1.0 million;

(v)       Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(vi)      Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such disposed business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and any Restricted Subsidiaries in connection with such disposition;

(vii)     Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Company or a Guarantor is the obligor on such Indebtedness and the obligee thereunder is not the Company or a Guarantor, such Indebtedness is expressly subordinated in right of payment to all obligations of the Company or such Guarantor with respect to the Notes;

(viii)    Hedging Obligations of the Company or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding, (B) exchange rate risk with respect to any currency exchange or (C) commodity price risk;

(ix)       obligations in respect of performance, bid and surety bonds and performance and completion guarantees provided by the Company or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

(x)        Indebtedness of the Company or Indebtedness or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (x), does not at any one time outstanding exceed $25.0 million; provided, however, that any amounts incurred under this clause (x) by Foreign Subsidiaries of the Company may not at any one time outstanding exceed $10.0 million;

(xi)       (1) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture; provided, however, that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, (2) any guarantee by a Restricted Subsidiary that is not a Guarantor of Indebtedness of another Restricted Subsidiary that is not a Guarantor incurred in accordance with the terms of this Indenture and (3) any guarantee by a Guarantor of Indebtedness of the Company incurred in accordance with the terms of this Indenture;

(xii)      the incurrence by the Company or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund, refinance, defease or discharge any

Indebtedness incurred as permitted under paragraph(a) of this covenant and clauses (ii), (iii) and (iv) above and this clause (xii) or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Notes or the Guarantees, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantees at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness or Preferred Stock of the Company or a Guarantor or (y) Indebtedness or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced and (E) shall have a stated maturity date equal or later to the Stated Maturity of the Notes or the Indebtedness being refunded or refinanced; and provided further, however, that subclauses (A), (B) and (E) of this clause (xii) will not apply to any refunding or refinancing of any Senior Debt;

(xiii)     Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence;

(xiv)    Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

(xv)     Indebtedness consisting of promissory notes issued by the Company or any Guarantor to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company or Holdings permitted under Section 4.04; and

(xvi)    Indebtedness incurred to redeem, discharge or defease the Notes in full in accordance with the applicable provisions of this Indenture.

For purposes of determining compliance with this Section 4.03, in the event that the proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been incurred pursuant to such reclassified categories. Accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness or shares of Capital Stock, as applicable, will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by Section 4.03(b)(i) and the Company shall not be permitted to reclassify all or any portion of such Indebtedness.

In addition, for purposes of determining compliance with this Section 4.03, a change in GAAP that results in an obligation of a Person that exists at such time, and is not therefore classified as Indebtedness, becoming Indebtedness, shall not be deemed in incurrence of such Indebtedness.

For purposes of determining compliance with any U.S. dollar restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a currency agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such currency agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness being refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a currency agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such refinancing Indebtedness is incurred. The maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

SECTION 4.04.   Limitation on Restricted Payments.

(a)       The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)        declare or pay any dividend or make any other distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock), (B) dividends or distributions by a Restricted Subsidiary payable solely to the Company or any other Restricted Subsidiary or (C) in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, pro rata dividends or distributions to minority stockholders of such Restricted Subsidiary (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation; provided, that the Company or a Restricted

Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii)       purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent entity of the Company held by any Person (other than by a Restricted Subsidiary), including in connection with any merger or consolidation;

(iii)      make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness (other than (x) Indebtedness permitted under clause (xii) of the definition of “Permitted Debt” or (y) the purchase, repurchase or other acquisition or retirement of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition); or

(iv)      make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)       no Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)       the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a); and

(3)       such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (x), (xi), (xii), (xiii) and (xiv) of the next succeeding paragraph), is less than the sum, without duplication, of

(A)      50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from October 1, 2005 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(B)       100% of the aggregate net cash proceeds and the Fair Market Value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received by the Company after the Issue Date from the issue or sale (other than to a Restricted Subsidiary) of (x) Equity

Interests of the Company but excluding (i) cash proceeds received from the sale of Equity Interests of the Company and, to the extent actually contributed to the Company, Equity Interests of the Company’s direct or indirect parent entities to members of management, directors or consultants of the Company, any direct or indirect parent entity of the Company and the Subsidiaries of the Company after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (iv) of the next succeeding paragraph, (ii) cash proceeds received from the sale of Refunding Capital Stock (as defined below) to the extent such amounts have been applied to Restricted Payments made in accordance with clause (ii) of the next succeeding paragraph and (iii) Disqualified Stock or (y) debt securities of the Company that have been converted into such Equity Interests of the Company (other than Refunding Capital Stock or Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary or the Company, as the case may be, and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus

(C)       100% of the aggregate amount of cash and the Fair Market Value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities contributed to the capital of the Company after the Issue Date (other than (i) by a Restricted Subsidiary, (ii) any Disqualified Stock, (iii) any Refunding Capital Stock, (iv) any Excluded Contributions and (v) cash proceeds applied to Restricted Payments made in accordance with clause (iv) of the next succeeding paragraph), plus

(D)      without duplication of any amounts included in clause (iv) of the paragraph below and to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the Fair Market Value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received after the Issue Date by means of (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances that constitute Restricted Investments of the Company or its Restricted Subsidiaries or (B) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus

(E)       in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, the Fair Market Value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of the Company in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent such Investment constituted a Permitted Investment).

(b)       The preceding provisions will not prohibit:

(i)        the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(ii)       (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any direct or indirect parent entity of the Company (“Retired Capital Stock”) or Subordinated Indebtedness in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) of Equity Interests of the Company or contributions to the equity capital of the Company (in each case, other than Disqualified Stock) (“Refunding Capital Stock”) and (B) the declaration and payment of dividends on the Retired Capital Stock out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;

(iii)      the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower thereof, the Company or a Guarantor that is incurred in compliance with Section 4.03 so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness to the Notes being so redeemed, repurchased, acquired or retired for value plus related fees and expenses and the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, (B) such new Indebtedness is subordinated to the Notes and any Guarantees thereof at least to the same extent as such Subordinated Indebtedness so redeemed, repurchased, acquired or retired, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the Notes or the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Notes or the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(iv)      a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company or any of its direct or indirect parent entities held by any future, present or former employee, director or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent entities (or their permitted transferees, assigns, estates or heirs) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other similar agreement or arrangement; provided, however, that the aggregate amount of Restricted Payments made under this clause (iv) does not exceed $2.5 million in any calendar year (with unused amounts in any calendar year not to exceed $1.0 million being carried over to the next succeeding calendar year); and provided further, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of its direct or indirect parent entities, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent entities that occurs after the Issue Date plus (B) the cash proceeds of “key man” life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date (provided, however, that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year) less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (iv);

(v)       the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued or incurred in accordance with this covenant to the extent such dividends are included in the definition of Fixed Charges for such entity;

(vi)      repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(vii)     the payment of dividends on the Company’s common stock following the first public offering of the Company’s common stock or the common stock of any of its direct or indirect parent entities after the Issue Date, of up to 6.0% per annum of the net cash proceeds received by or contributed to the Company after the Issue Date in any such public offering, other than public offerings with respect to the Company’s common stock registered on Form S-4 or Form S-8 and other than a public sale constituting an Excluded Contribution;

(viii)    other Restricted Payments in an aggregate amount not to exceed $10.0 million;

(ix)       cash dividends or other distributions on the Company’s or any Restricted Subsidiary’s Capital Stock used to, or the making of loans, the proceeds of which will be used to, fund the payment of fees and expenses, including purchase price adjustments, incurred in connection with the Transactions to the extent permitted (to the extent applicable) by Section 4.07;

(x)        the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described in Sections 4.06 and 4.08; provided, however, that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(xi)       cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible or exchangeable for Capital Stock of the Company;

(xii)      Permitted Payments to Holdings;

(xiii)     the payment of annual management fees in an amount not to exceed $1.5 million in any calendar year and the reimbursement of expenses pursuant to the Management Agreement (or distributions to Holdings to enable Holdings to make such payment); or

(xiv)    Investments made with Excluded Contributions.

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (iv), (v), (vii), (viii), (x), (xiii) and (xiv) above, no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)       The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.04 will be determined in good faith by the Board of Directors of the Company.

SECTION 4.05.   Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)       The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

(i)        pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(ii)       make loans or advances to the Company or any of its Restricted Subsidiaries; or

(iii)      sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)       The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)       contractual encumbrances or restrictions in effect (x) pursuant to the Credit Agreement or related documents or (y) on the Issue Date, including, without limitation, pursuant to Existing Indebtedness and related documentation;

(2)       this Indenture, the Notes and the Guarantees (including any Exchange Notes with respect to the Notes and related Guarantees);

(3)       purchase money obligations or other obligations described in Section 4.03(b)(iv) (but not subject to the dollar limit in Section 4.03(b)(iv)) for property acquired in the ordinary course of business that in each case impose restrictions of the nature discussed in clause (a)(iii) of this Section 4.03 on the property so acquired;

(4)       applicable law or any applicable rule, regulation or order;

(5)       any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof or to provide all or a portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6)       customary restrictions pursuant to an agreement that has been entered into for the sale or disposition of assets, including Capital Stock of a Subsidiary otherwise permitted under this Indenture;

(7)       Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.03 and 4.12 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(8)       restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)       customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(10)     customary provisions contained in leases, subleases, licenses or asset sale agreements and other agreements;

(11)     customary restrictions pursuant to agreements governing Indebtedness incurred by any Foreign Subsidiary of the Company pursuant to Section 4.03; and

(12)     any encumbrances or restrictions of the type referred to in Section 4.05(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) of this Section 4.05(b); provided, however, that the encumbrances or restrictions imposed by such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors, not materially less favorable to the holders of the Notes than encumbrances and restrictions contained in such predecessor agreements.

SECTION 4.06.   Asset Sales.

(a)       The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)        the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)       at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of Section 4.06(a)(ii), the amount of (i) any liabilities (as shown on the Company’s or the applicable Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Guarantees) that are assumed by the transferee of any such assets and from which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or cash equivalents received) within 180 days following the closing of such Asset Sale and (iii) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Board of Directors of the Company), taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater (x) $7.5 million and (y) 3.5% of Consolidated Tangible Assets of the Company as of the end of the most recent fiscal quarter for which internal financial statements are available (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value), shall be deemed cash for the purposes of this paragraph only.

(b)       Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply those Net Proceeds at its option:

(i)        to permanently repay Obligations under Senior Debt or Guarantor Senior Debt (and to correspondingly reduce commitments with respect thereto) or Indebtedness that ranks pari passu with the Notes or the Guarantees, as applicable (provided, however, that if the Company shall so reduce Obligations under Indebtedness that ranks pari passu with the Notes or the Guarantees, as applicable, it will equally and ratably reduce Obligations under the Notes by causing the Company to make an offer (in accordance with the procedures set forth below for an Asset Sale Offer (as defined below)) to all holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, on the pro rata principal amount of Notes), or Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to the Company or an Affiliate of the Company;

(ii)       to an investment in (A) any one or more businesses; provided, however, that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Restricted Subsidiary, (B) capital expenditures or (C) other assets, in each of (A), (B) and (C), used or useful in a Permitted Business; and/or

(iii)      to an investment in (A) any one or more businesses; provided, however, that such investment in any business is in the form of the acquisition of Capital Stock and it results in the Company or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale.

(c)       Any Net Proceeds from an Asset Sale not applied or invested in accordance with the preceding paragraph within 360 days from the date of the receipt of such Net Proceeds shall constitute “Excess Proceeds”; provided, however, that if during such 360-day period the Company or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (ii) or (iii) of the immediately preceding paragraph after such 360th day, such 360-day period will be extended with respect to the amount of Net Proceeds so committed for a period not to exceed 90 days until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement).

(d)       When the aggregate amount of Excess Proceeds exceeds $10 million, (the “Trigger Event”), the Company, or the applicable Restricted Subsidiary, will make an offer (an “Asset Sale Offer”) to all holders of Notes and Indebtedness that ranks pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds (the “Asset Sale Amount”). The offer price in any Asset Sale Offer will be equal to 100% of principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash (the “Purchase Price”).

(e)       Pending the final application of any Net Proceeds, the Company, or the applicable Restricted Subsidiary, may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(f)        If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company, or the applicable Restricted Subsidiary of the Company, may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the Excess Proceeds which served as the basis for such Asset Sale Offer will be reset at zero.

(g)       The Company, or the applicable Restricted Subsidiary, will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company, or the applicable Restricted Subsidiary, will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

SECTION 4.07.   Transactions with Affiliates.

(a)       The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, assign, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(i)        the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(ii)       the Company delivers to the Trustee:

(A)      with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors of the Company stating that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(B)       with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, valuation, appraisal or investment banking firm of national standing.

(b)       The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(i)        Restricted Payments and Permitted Investments (other than pursuant to clauses (3) and (8) of the definition thereof) permitted by this Indenture;

(ii)       transactions pursuant to the Management Agreement and the Stockholders Agreement;

(iii)      the payment of reasonable and customary compensation and fees paid to, and indemnities provided on behalf of (and entering into related agreements with) officers, directors, employees or consultants of the Company, any of its direct or indirect parent entities, or any Restricted Subsidiary, as determined in good faith by the Board of Directors of the Company or senior management thereof;

(iv)      payments or loans (or cancellations of loans) to employees or consultants of the Company or any of its direct or indirect parent entities or any Restricted Subsidiary that are approved by the Board of Directors of the Company and that are otherwise permitted under this Indenture, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;

(v)       payments made or performance under any agreement as in effect on the Issue Date and described in the Offering Circular (other than the Management Agreement and Stockholders Agreement, but including, without limitation, each of the other agreements entered into in connection with the Transactions) or any amendment thereto (so long as any such amendment is not less advantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date);

(vi)      the Transactions and the payment of all transaction, underwriting, commitment and other fees and expenses incurred in connection with the Transactions;

(vii)     transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party;

(viii)    the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Person;

(ix)       the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company or any direct or indirect parent company of the Company or a Restricted Subsidiary of the Company, as appropriate, in good faith;

(x)        any contribution to the capital of the Company;

(xi)       any employment agreements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; and

(xii)      any transaction with the Company or a Restricted Subsidiary with a third party that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns a equity interest sufficient to technically render such third party an Affiliate.

SECTION 4.08.   Change of Control.

(a)       Upon the occurrence of a Change of Control, unless the Company at such time has given notice of redemption under the second or third paragraph of Section 5 in Appendix A, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, thereon to the Change of Control Payment Date. Prior to complying with any of the provisions in Section 3.09 or this Section 4.08, but in any event within 90 days following a Change of Control, to the extent required to permit the Company to comply with this Section 4.08, the Company will either (i) repay all outstanding Senior Debt in full in cash or Cash Equivalents or (ii) obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt. The Company’s failure to comply with the covenant described in the second preceding sentence will prohibit the Company from purchasing Notes in a Change of Control, which after appropriate notice and lapse of time would result in an Event of Default under Section 6.01 (a) and (d), which would in turn constitute a default under the Credit Agreement.

(b)       The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control or conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(c)       The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.08 or Section 3.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.08 or Section 3.09 by virtue of such conflict.

SECTION 4.09.   Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

SECTION 4.10.   Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out the purpose of this Indenture.

SECTION 4.1l.   Future Guarantors. If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date hereof that is not designated as an Unrestricted Subsidiary in accordance with Section 4.04, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture in the form of Appendix B and deliver an Opinion of Counsel satisfactory to the Trustee within 10 Business Days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

SECTION 4.12.   Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness ranking pari passu with or subordinated in right of payment to the Notes or a related Guarantee on any asset or property of the Company or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(a)       in the case of Liens securing Indebtedness subordinated to the Notes or the Guarantees, the Notes and any related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(b)       in all other cases, the Notes and any related Guarantees are equally and ratably secured, except that the foregoing shall not apply to:

(c)       Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(d)       Liens securing the Notes and the related Guarantees and the Exchange Notes (including Exchange Notes issued in exchange for Additional Notes issued and secured by a Lien in each case in accordance with the terms of this Indenture) and the related Guarantees;

(e)       Liens securing Senior Debt or Guarantor Senior Debt and the related guarantees of such Senior Debt or Guarantor Senior Debt; and

(f)        Permitted Liens.

SECTION 4.13.   Maintenance of Office or Agency.

(a)       The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 13.02.

(b)       The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)       The Company hereby designates the corporate trust office of the Trustee or its Agent as such office or agency of the Company in accordance with Section 2.04.

SECTION 4.14.   Limitation on Layering. The Company will not, and will not permit any Restricted Subsidiary that is a Guarantor to, directly or indirectly, incur any Indebtedness that is contractually subordinated or junior in right of payment to any Senior Debt (including Acquired Debt) or Guarantor Senior Debt (including Acquired Debt) of the Company or such other Guarantor, as the case may be, unless such Indebtedness is either:

(a)       Senior Subordinated Indebtedness; or

(b)       subordinate in right of payment to the Notes or the Guarantees, as the case may be.

SECTION 4.15.   Business Activities. The Company will not, and will not permit any Restricted Subsidiary to engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

SECTION 4.16.   Payments for Consent. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes thereunder unless such consideration is offered to be paid and is paid to all holders of the Notes that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.17.   Corporate Existence. Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine in good faith that the preservation of such existence is no longer necessary or desirable in the conduct of the business of the Company, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

SECTION 4.18.   Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made or (ii) where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

SECTION 4.19.   Maintenance of Properties and Insurance.

(a)       The Company shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries useful and necessary to the conduct of its business or the business of any of its Restricted Subsidiaries, taken as a whole, to be maintained and kept in normal condition, repair and working order (subject to ordinary wear and tear) and shall cause to be made all repairs, renewals, replacements and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.19 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the ordinary course of business or, in the judgment of the Board of Directors of the Company or any Restricted Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Restricted Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders; provided further, that nothing in this Section 4.19 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing or disposing of any of its properties to the extent otherwise permitted by this Indenture.

(b)       The Company shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers’ compensation and interruption of business insurance, unless, in the good faith judgment of the Board of Directors of the Company, the failure to provide such insurance would not be adverse in any material respect to the Holders.

SECTION 4.20.   Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.21.   Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 5

MERGER, CONSOLIDATION OR SALE OF ASSETS

SECTION 5.01.   Merger, Consolidation or Sale of Assets.

(a)       The Company will not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (y) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless:

(i)        either: (A) the Company is the surviving corporation or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is, in the case of the Company, a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia (the Company or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Company”);

(ii)       the Successor Company (if other than the Company) assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(iii)      immediately after such transaction no Default or Event of Default exists; and

(iv)      immediately after giving pro forma effect to such transaction and any related financing transactions, as if the same had occurred at the beginning of the applicable four-quarter period, either (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a) or (b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction.

(b)       For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.

(c)       The predecessor company will be released from its obligations under this Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor will not be released from the obligation to pay the principal of and interest on the Notes.

(d)       This Section 5.01 will not apply to a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries. Notwithstanding the foregoing, clauses (iii) and (iv) will not be applicable to (a) any Restricted Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Company or to another Restricted Subsidiary and (b) the Company merging with an Affiliate solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.   Events of Default. An “Event of Default” with respect to all of the Notes occurs if:

(a)       the Company defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes, whether or not such payment is prohibited by Article 11;

(b)       the Company defaults in the payment when due of interest on or with respect to the Notes and such default continues for a period of 30 days, whether or not such payment is prohibited by Article 11;

(c)       the Company defaults in the performance of or breaches the covenants in Sections 4.03, 4.04 and 5.01 and such default or breach continues for a period of 30 days after the notice specified below;

(d)       the Company defaults in the performance of, or breaches any covenant, warranty or other agreement contained in, this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement that is specifically dealt with in clauses (a), (b) or (c) above) and such default or breach continues for a period of 60 days after the notice specified below;

(e)       a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary (other than Indebtedness owed to the Company or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $10.0 million (or its foreign currency equivalent) or more at any one time outstanding;

(f)        the Company or any Significant Subsidiary of the Company:

(i)        commences a voluntary case under any Bankruptcy Law seeking (A) to adjudicate itself bankrupt or insolvent or (B) the liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Bankruptcy Law;

(ii)       consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law;

(iii)      consents to the appointment of a custodian, receiver, trustee or similar official of it or for all or substantially all of its property;

(iv)      makes a general assignment for the benefit of its creditors;

(v)       admits in writing its inability to pay its debts as they become due; or

(vi)      takes any corporate action to authorize any of the foregoing actions;

(g)       a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)        is for relief in an involuntary case against the Company or any Significant Subsidiary of the Company;

(ii)       appoints a custodian, receiver, trustee or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property of any of the foregoing; or

(iii)      orders the liquidation of the Company or any of its Significant Subsidiaries;

and the order or decree remains undismissed or unstayed and in effect for 60 consecutive days;

(h)       the failure by the Company or any Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (excluding any amounts as to which a provider of insurance has assumed responsibility in writing), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after the applicable judgment becomes final, and, with respect to any such judgments covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

(i)        the Guarantee of a Significant Subsidiary or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary ceasing to be in full force and effect (except as contemplated by the terms hereof) or any Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee, other than by reason of the release of the Guarantee in accordance with the terms of this Indenture.

SECTION 6.02.   Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01 (f) and (g) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding may declare the principal of, and accrued but unpaid interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement and five Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing.

If an Event of Default specified in Section 6.01(f) and (g) with respect to the Company occurs, the principal of, premium, if any, and accrued and unpaid interest on all the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in principal amount of the Notes may rescind an acceleration and its consequences:

(a)       if the rescission would not conflict with any judgment or decree;

(b)       if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(c)       to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(d)       if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(e)       in the event of the cure or waiver of an Event of Default of the type described in clause (g) or (h) of Section 6.01, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The holders of a majority in principal amount of the Notes issued and then outstanding may waive any existing Default or Event of Default, and its consequences, except a default in the payment of the principal of or interest on such Notes.

In the event of any Event of Default specified in clause (e) above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 30 days after such Event of Default arose the Company delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Holders of the Notes may not enforce this Indenture or the Notes except as provided herein and under the Trust Indenture Act of 1939, as amended. Subject to the provisions hereof relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers hereunder at the request, order or direction of any of the holders of the Notes, unless such holders have offered to the Trustee reasonable indemnity. Subject to all provisions of this Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes issued under this Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

SECTION 6.03.   Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04.   Waiver of Past Defaults. When a Default is waived, it is deemed cured and the Company, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.   Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.   Limitation on Suits.

(a)       Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)        the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii)       the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;

(iii)      such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

(iv)      the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v)       the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b)       A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.   Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.   Collection Suit by Trustee. If an Event of Default specified in Section 6.01 (a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest that is due and unpaid, (together with interest on overdue principal and, to the extent that payment of such interest is lawful, at the rate provided for in the Notes and the amounts provided for in Section 7.07.

SECTION 6.09.   Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10.   Priorities. Subject to the provisions of Article 11, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Company or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.   Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

SECTION 6.12.   Waiver of Stay or Extension Laws. Neither the Company nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01.   Duties of Trustee.

(a)       If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)       Except during the continuance of an Event of Default:

(i)        the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)       The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)        this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)       the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)      the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv)      no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)       Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)       The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)        Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)       Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02.   Rights of Trustee.

(a)       The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)       Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)       The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)       The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)       The Trustee may consult with counsel of its own selection and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)        The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the expense of the Company and shall incur no liability of any kind by reason of making or not making such inquiry or investigation.

(g)       The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)       The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

SECTION 7.03.   Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.   Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c) through (i) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 13.02 hereof from the Company, any Guarantor or any Holder.

SECTION 7.05.   Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 60 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.   Reports by Trustee to the Holders. As promptly as practicable after each May 1 beginning with the May 1 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 1 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

A copy of each report at the time of its mailing to the Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07.   Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and each Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against the Company or a Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person). The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense. Such indemnified parties may have separate counsel and the Company and the Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and the Guarantors, as applicable, and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, negligence or bad faith.

To secure the Company’s and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Company’s and the Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08.   Replacement of Trustee.

(a)       The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(i)        the Trustee fails to comply with Section 7.10;

(ii)       the Trustee is adjudged bankrupt or insolvent;

(iii)      a receiver or other public officer takes charge of the Trustee or its property; or

(iv)      the Trustee otherwise becomes incapable of acting.

(v)       If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(b)       A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(c)       If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(d)       If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)       Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.   Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(l) of the TIA are met.

SECTION 7.11.   Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.   Discharge of Liability on Notes; Defeasance.

(a)       This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes and the Company’s and Guarantors’ obligations under this Indenture with respect to the Holders of the Notes when;

(i)        either (1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or (2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

(ii)       no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material debt instrument to which the Company is a party or by which the Company is bound;

(iii)      the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(iv)      the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes issued thereunder at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(b)       Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 3.09, 3.10, 4.02 through 4.08, 4.11, 4.12, 4.14, 4.15 and 4.18 through 4.21 and the operation of Section 5.01(a)(iv) and Sections 6.01(c) through 6.01(i) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company terminates all of its obligations under the Notes and this Indenture by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Guarantor under its Guarantee shall be terminated simultaneously with the termination of such obligations.

If the Company exercises its legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c) through 6.01(i) or because of the failure of the Company to comply with Section 5.01(a)(iv).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)       Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04 through 2.09 and 7.07, 7.08 and this Article 8 shall survive until all the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

SECTION 8.02.   Conditions to Defeasance.

(a)       In order for the Company to exercise its legal defeasance option or its covenant defeasance option:

(i)        the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes issued thereunder, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and additional interest, if any, on the outstanding Notes issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(ii)       in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)      in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)      no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or insofar as Events of Default resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(v)       such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(vi)      the Company must deliver to the Trustee an Opinion of Counsel to the effect that: (A) the trust funds will not be subject to any rights of holders of Senior Debt or Guarantor Senior Debt, including, without limitation, those arising under this Indenture; and (B) the trust funds will not be subject to the effect of the preference provisions of Section 547 of the United States Federal Bankruptcy Code;

(vii)     the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company or any Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any Guarantor or others; and

(viii)    the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

(b)       Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article 3.

SECTION 8.03.   Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Securities (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Securities through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

SECTION 8.04.   Repayment to the Company. Each of the Trustee and each Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Securities held by it as provided in this Article 8 which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Securities have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05.   Indemnity for U.S. Government Securities. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Securities or the principal and interest received on such U.S. Government Securities.

SECTION 8.06.   Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Securities in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantors’ obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Securities in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of or interest on, any such Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Securities held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01.   Without Consent of the Holders. The Company, the Guarantors and the Trustee may amend this Indenture or the Notes, without notice to or consent of any Holder:

(i)        to cure any ambiguity, mistake, defect or inconsistency;

(ii)       to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii)      to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of the Company’s or such Guarantor’s obligations under this Indenture;

(iv)      to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under this Indenture of any such holder;

(v)       to secure the Notes;

(vi)      to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(vii)     to add a Guarantee of the Notes;

(viii)    to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided, however, that such sale, designation or release is in accordance with the applicable provisions of this Indenture; or

(ix)       to conform the text of this Indenture, Notes or Guarantees to any provision of the “Description of the Notes” in the Offering Circular to the extent such provision of this “Description of the Notes” was intended to be a verbatim recitation of a corresponding provision of this Indenture, Notes or Guarantees.

After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02.   With Consent of the Holders.

(a)       The Company and the Trustee may amend this Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the

Notes) and any existing default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder of an outstanding Note affected, an amendment may not:

(i)        reduce the principal amount of Notes issued hereunder whose holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

(ii)       reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes issued hereunder;

(iii)      reduce the rate of or change the time for payment of interest on any Note issued hereunder,

(iv)      waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes issued thereunder (except a rescission of acceleration of the Notes issued thereunder by the holders of at least a majority in aggregate principal amount of the Notes issued thereunder with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(v)       make any Note payable in money other than that stated in the Notes;

(vi)      make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes issued hereunder or impair the right of any holder of Notes to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(vii)     waive a redemption payment with respect to any Note issued hereunder;

(viii)    make any change in the ranking or priority of any Note that would adversely affect the holders of the Notes;

(ix)       except as expressly permitted by this Indenture, modify the Guarantees in any manner adverse to the holders of the Notes; or

(x)        make any change in the preceding amendment and waiver provisions;

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(b)       After an amendment under this Section 9.02 becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03.   Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04.   Revocation and Effect of Consents and Waivers

(a)       A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Company certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company and the Trustee.

(b)       The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05.   Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06.   Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07.   Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

GUARANTEES

SECTION 10.01.   Guarantees.

(a)       Subject to the provisions of this Article 11, each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety on a senior basis, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on in respect of the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)       Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.04(b).

(c)       Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company or any other Guarantor first be used and depleted as payment of the Company’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

(d)       Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)       Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(f)        Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(g)       In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

(h)       Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(i)        Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(j)        Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02.   Subordination of Guarantee. The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all applicable Guarantor Senior Debt on the same basis as the Notes are junior and Subordinate to Senior Debt of the Company, to the extent and in the manner provided in Article 12.

SECTION 10.03.   Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 10.04.   Limitation on Liability.

(a)       Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b)       A Guarantee as to any Restricted Subsidiary shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article 10 upon:

(i)        (A) the sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (including any sale, disposition or other transfer of Capital Stock following which the applicable Guarantor is no longer a Restricted Subsidiary), of all or substantially all the assets, of the applicable Guarantor if such sale, disposition or other transfer is made in compliance with this Indenture pursuant to Section 4.06, (b) such Guarantor is released from its Indebtedness and guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement;

(ii)       the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions set forth under Section 4.04 and the definition of “Unrestricted Subsidiary”;

(iii)      if the Company exercises its legal defeasance option or its covenant defeasance option as described under Section 8.01; or

(iv)      if the Company’s and Guarantors’ obligations under the Indenture are discharged in accordance with the terms of this Indenture.

SECTION 10.05.   Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.06.   No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.07.   Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.08.   Execution of Supplemental Indenture for Future Guarantors. Each Person which is required to become a Guarantor after the Issue Date pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Appendix B hereto pursuant to which such Person shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

ARTICLE 11

SUBORDINATION

SECTION 11.01.   Notes Subordinated to Senior Debt. The Company covenants and agrees, and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 11; and the Trustee and each Person holding any Notes, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on or with respect to the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full when due, whether at stated maturity, by acceleration or otherwise, in cash or Cash Equivalents of all Obligations on or with respect to the Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

SECTION 11.02.   No Payment on Notes in Certain Circumstances.

(a)       If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Designated Senior Debt beyond any applicable grace period, no payment of any kind or character shall be made by, or on behalf of, the Company or any other Person on its or their behalf with respect to any obligations on the Notes, or to acquire any of the Notes for cash or property or otherwise. In addition, if any other default occurs and is continuing with respect to any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity without further notice (except such notice as may be required to effect such acceleration) and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Representative of that series of Designated Senior Debt, then no payment of any kind or character shall be made by, or on behalf of, the Company or any other Person on its or their behalf with respect to any obligations on the Notes, or to acquire any of the Notes for cash or property or otherwise. Payment on the Notes may and will be resumed (i) in the case of a payment default, upon the date on which such default is cured or waived and (ii) in the case of a nonpayment default, upon the earliest of (x) the date on which such nonpayment default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received and (z) the date the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated. Notwithstanding anything herein to the contrary, the Notes shall not be subject to more than one Payment Blockage Notice in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Debt during such period. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

(b)       In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 11.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

Nothing contained in this Article 11 shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder (subject to the rights, if any, under this Article 11, of the holders of Senior Debt in respect of cash or other property of the Company received upon the exercise of such remedy); provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on or with respect to the Notes.

SECTION 11.03.   Payment Over of Proceeds upon Dissolution, Etc.

(a)       Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than a payment in the form of Permitted Junior Securities), to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents before any payment or distribution of any kind or character (other than a payment in the form of Permitted Junior Securities) is made on account of any Obligations on or with respect to the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

(b)       To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. It is further agreed that any diminution (whether pursuant to court decree or otherwise, including, without limitation, for any of the reasons described in the preceding sentence) of the Company’s obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article 11, with any turnover of payments as otherwise calculated pursuant to this Article 11 to be made as if no such diminution has occurred.

(c)       In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by Section 11.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt his been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(d)       The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article 5 and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company’s obligations hereunder in accordance with Article 5.

SECTION 11.04.   Payments May Be Paid Prior to Dissolution.

Nothing contained in this Article 11 or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 11.02 and 11.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 11.02 or 11.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 11.02(a) or in Section 11.07; provided that, notwithstanding the foregoing, the subordination of the Notes to Senior Debt shall not be affected and the Holders receiving any payments made in contravention of Section 11.02 and/or Section 11.03 shall otherwise be subject to this Article 11. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions of this Article 11.

SECTION 11.05.   Subrogation.

Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article 11 which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

SECTION 11.06.   Obligations of the Company Unconditional.

Nothing contained in this Article 11 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Notes or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 11.07.   Notice to Trustee.

The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 11, although any delay or failure to give any such notice shall have no effect on the subordination provisions of this Article 11. Regardless of anything to the contrary contained in this Article 11 or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist; provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 11.02 and/or Section 11.03 shall otherwise be subject to the provisions of this Article 11.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such person to receive such payment.

SECTION 11.08.   Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Article 7, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION 11.09.   Trustee’s Relation to Senior Debt.

The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Securityholders or the Company or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 11.10.   Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.

No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 11.11.   Holders Authorize Trustee To Effectuate Subordination of Notes.

Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Notes, the subordination provided in this Article 11, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 11.12.   This Article 11 Not To Prevent Events of Default.

The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article 11 will not be construed as preventing the occurrence of an Event of Default.

SECTION 11.13.   Trustee’s Compensation Not Prejudiced.

Nothing in this Article 11 will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

ARTICLE 12

SUBORDINATION OF GUARANTEE OBLIGATIONS

SECTION 12.01.   Guaranteed Obligations Subordinated to Senior Indebtedness.

Each Guarantor covenants and agrees, and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Guarantees shall be issued subject to the provisions of this Article 12; and the Trustee and each Person holding any Notes, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of the Guaranteed Obligations by such Guarantor shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full when due, whether at stated maturity, by acceleration or otherwise, in cash or Cash Equivalents of all Obligations on or with respect to Guarantor Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt, and that each holder of Guarantor Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Guarantor Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

SECTION 12.02.   No Payment on Guaranteed Obligations in Certain Circumstances.

(a)       If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Debt, no payment of any kind or character shall be made by, or on behalf of, any Guarantor or any other Person on its or their behalf with respect to any Guaranteed Obligations, or to acquire any of the Notes for cash or property or otherwise. In addition, at any time any Blockage Period is in existence, neither any Guarantor nor any Person on any Guarantor’s behalf (x) may make any payment of any kind or character with respect to any Obligations on its Guarantee or (y) acquire any of the Notes for cash, property or otherwise.

(b)       In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from such Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of Guarantor Senior Debt.

(c)       If payment of the Notes or the Guarantees is accelerated because of an Event of Default, the Guarantors or the Trustee shall promptly notify the holders of the Guarantor Senior Debt or the Representative of such holders of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the subordination provisions contained in this Article 12. If any Indebtedness is outstanding under the Senior Bank Facilities, such acceleration will not be effective until the time specified in Section 6.02.

Nothing contained in this Article 12 shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder (subject to the rights, if any, under this Article 12, of the holders of Guarantor Senior Debt in respect of cash or other property of any Guarantor received upon the exercise of such remedy); provided that all Guarantor Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to the Guaranteed Obligations.

SECTION 12.03.   Payment Over of Proceeds upon Dissolution, Etc.

(a)       Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Guarantor Senior Debt shall first be paid in full in cash or Cash Equivalents, before any payment or distribution of any kind or character is made on account of any Guaranteed Obligations, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt.

(b)       To the extent any payment of Guarantor Senior Debt (whether by or on behalf of any Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. It is further agreed that any diminution (whether pursuant to court decree or otherwise, including, without limitation, for any of the reasons described in the preceding sentence) of any Guarantor’s obligation to make any distribution or payment pursuant to any Guarantor Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Guarantor Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article 12, with any turnover of payments as otherwise calculated pursuant to this Article 12 to be made as if no such diminution has occurred.

(c)       In the event that, notwithstanding the foregoing, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by Section 12.03(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

(d)       The consolidation of any Guarantor with, or the merger of such Guarantor with or into, another corporation or the liquidation or dissolution of such Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article 5 and as long as permitted under the terms of the Guarantor Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume such Guarantor’s obligations hereunder in accordance with Article 5.

SECTION 12.04. Payments May Be Paid Prior to Dissolution.

Nothing contained in this Article 12 or elsewhere in this Indenture shall prevent (i) any Subsidiary Guarantor, except under the conditions described in Sections 12.02 and 12.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.02 or 12.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 12.02(a) or in Section 12.07; provided that, notwithstanding the foregoing, the subordination of the Notes to Guarantor Senior Debt shall not be affected and the Holders receiving any payments made in contravention of Section 12.02 and/or Section 12.03 shall otherwise be subject to this Article 12. Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Subsidiary Guarantor, although any delay or failure to give any such notice shall have no effect on the subordination provisions of this Article 12.

SECTION 12.05. Subrogation.

Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Guarantor Senior Debt to receive payments or distributions of cash, property or securities of such Guarantor applicable to the Guarantor Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Guarantor Senior Debt by or on behalf of any Guarantor or by or on behalf of the Holders by virtue of this Article 12 which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders of the Notes, be deemed to be a payment by such Guarantor to or on account of the Guarantor Senior Debt, it being understood that the provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Guarantor Senior Debt, on the other hand.

SECTION 12.06. Obligations of Guarantors Unconditional.

Nothing contained in this Article 12 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among any Guarantor, its creditors other than the holders of Guarantor Senior Debt, and the Holders, the obligation of such Guarantor, which is absolute and unconditional, to make payments in respect of its Guarantee as and when the same shall become due and payable in accordance with the terms of the Guarantee, or is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

SECTION 12.07. Notice to Trustee.

Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 12, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article 12 or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from such Guarantor, or from a holder of Guarantor Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist; provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 12.02 and/or Section 12.03 shall otherwise be subject to the provisions of Article 12.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such person to receive such payment.

SECTION 12.08. Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of any Guarantor referred to in this Article 12, the Trustee, subject to the provisions of Article 6, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

SECTION 12.09. Trustee’s Relation to Guarantor Senior Debt.

The Trustee and any agent of any Guarantor or the Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Guarantor Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Securityholders or the Company or any other person money or assets to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Article 12, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Whenever a distribution is to be made or a notice given to holders or owners of Guarantor Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 12.10.  Subordination Rights Not Impaired by Acts or Omissions of Guarantors or Holders of Guarantor Senior Debt.

No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article 12 or the obligation hereunder of the Holders of the Notes to the holders of the Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against any Guarantor and any other Person.

Holders Authorize Trustee To Effectuate Subordination of Guarantee.

Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt and the Holders of Notes, the subordination provided in this Article 12, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01.  TIA Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

SECTION 13.02.  Notices.

(a)       Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Company or a Guarantor:

Panolam Industries International, Inc.
20 Progress Drive
Shelton, CT 06484

Attention of:  General Counsel
Facsimile: (203) 225-0050

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153

Attention of: Matthew D. Bloch, Esq.
Facsimile: (212) 310-8007

if to the Trustee:

Wells Fargo Bank, National Association
Corporate Trust Services
213 Court Street, Suite 703
Middletown, CT 06457

Attention of: Joseph O’Donnell
Facsimile: (860) 704-6219

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)       Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c)       Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

SECTION 13.03.  Communication by the Holders with Other Holders. The Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.

SECTION 13.04.  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(a)       an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)       an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05.  Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)       a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)       a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)       a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 13.06.  When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 13.07.  Rules by Trustee, Paving Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 13.08.  Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 13.09.  GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.10.  No Recourse Against Others. No affiliate, director, officer, employee, incorporator or holder of any equity interests in the Company or of any Guarantor or any direct or indirect parent corporation of the Company, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation; provided, however, the foregoing will not affect or limit any liability of any Guarantor under this Indenture or its Guarantee. Each Holder of Notes by accepting a Note waives and releases all such liability.

SECTION 13.11.  Successors. All agreements of the Company and each Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12.  Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.13.  Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.14.  Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 13.15.  Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

PIH ACQUISITION CO.,

by	/s/ Darren J. Gold
Name: Darren J. Gold
Title: President

PANOLAM INDUSTRIES INTERNATIONAL, INC.

by	/s/ Robert J. Muller, Jr.
Name: Robert J. Muller, Jr.
Title: President and Chief Executive Officer

PANOLAM INDUSTRIES, INC.

by	/s/ Robert J. Muller, Jr.
Name: Robert J. Muller, Jr.
Title: President and Chief Executive Officer

PIONEER PLASTICS CORPORATION

by	/s/ Robert J. Muller, Jr.
Name: Robert J. Muller, Jr.
Title: President and Chief Executive Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
Name: Joseph P. O’Donnell
Title: Vice President

APPENDIX A-Rule 144A/REGULATION S/IAI APPENDIX

PROVISIONS RELATING TO INITIAL NOTES,
PRIVATE EXCHANGE NOTES AND EXCHANGE NOTES

1. Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated Initial Note or Exchange Note or Private Exchange Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Exchange Notes” means the Notes issued pursuant to the Indenture in connection with the Registered Exchange Offer pursuant to the Registration Rights Agreement.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(l), (2), (3) and (7) of Regulation D under the Securities Act

“Initial Purchasers” means (a) with respect to the Initial Notes issued on the Issue Date, Credit Suisse First Boston LLC and Jefferies & Company, Inc. and (b) with respect to each issuance of Additional Notes, the Persons purchasing or underwriting such Additional Notes under the related Purchase Agreement.

“Initial Notes” means the initial $151,000,000 in aggregate principal amount of Senior Subordinated Notes issued on the Issue Date.

“Notes” means the Initial Notes, the Exchange Notes and the Private Exchange Notes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto, and shall initially be the Trustee.

“Private Exchange” means, if, upon consummation of a Registered Exchange Offer, an Initial Purchaser holds Initial Notes acquired by it as part of the initial distribution, the Company shall, pursuant to the Registration Rights Agreement and simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, issue and deliver to each such Initial Purchaser, in exchange for the Initial Notes held by such Initial Purchaser as part of the initial distribution of such Initial Notes, a like principal amount of debt securities of the Company issued under the Indenture and identical in all material respects to the Initial Notes.

“Private Exchange Notes” means any Notes issued in exchange for the Initial Notes in connection with a Private Exchange.

“Purchase Agreement” means (a) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated September 16, 2005, among PIH Acquisition Co., the Company, the Guarantors and the Initial Purchasers and (b) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the Guarantors and the Persons purchasing or underwriting such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Rule 144A Global Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Subordinated Notes” means the Company’s 10 3/4% Senior Subordinated Notes due 2013.

“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Notes or Private Exchange Notes pursuant to the Registration Rights Agreement.

“Transfer Restricted Notes” means Notes that bear or are required to bear a legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e).

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1.2 Other Definitions

Term	Defined in Section:

“Agent Members”	2.1(b)
“Global Note”	2.1(a)
“IAI Global Note”	2.1(a)
“Permanent Regulation S Global Note”	2.1(a)
“Regulation S”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Temporary Regulation S Global Note”	2.1(a)

2.         The Notes

2.1 (a) Form and Dating.  The Initial Notes will be offered and sold by the Company pursuant to the Purchase Agreement. The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Notes may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”); Initial Notes initially resold to IAIs shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “IAI Global Note”); and Initial Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes in fully registered form (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in the Rule 144A Global Note, the IAI Global Note, a permanent global note (the “Permanent Regulation S Global Note”, and together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, an IAI Global Note or the Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Note, certification that the interest in the Temporary Regulation S Global

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Note is being transferred to an institutional “accredited investor” under the Securities Act that is an institutional accredited investor acquiring the notes for its own account or for the account of an institutional accredited investor.

Beneficial interests in Temporary Regulation S Global Notes (after the expiration of the Distribution Compliance Period) or IAI Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable notes laws of the States of the United States and other jurisdictions.

Beneficial interests in Temporary Regulation S Global Notes (after the expiration of the Distribution Compliance Period) and Rule 144A Global Notes may be exchanged for an interest in IAI Global Notes if (1) such exchange occurs in connection with a transfer of the notes in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Note or Rule 144A Global Note, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Note or Rule 144A Global Note, as applicable, is being transferred (a) to an “accredited investor” within the meaning of 501(a)(l),(2),(3) and (7) under the Securities Act that is an institutional investor acquiring the notes for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the notes of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note or an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Note, the IAI Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

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The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company, the Guarantors or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes.  Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2  Authentication

The Trustee shall authenticate and deliver: (1) on the Issue Date an aggregate principal amount of $ 151,000,000 Notes executed by one Officer of PIH, (2) upon consummation of the Acquisition and Mergers and surrender to the Trustee for cancellation, in accordance with the terms of this Indenture, the $151,000,000 aggregate principal amount of Notes issued pursuant to subsection (1) above, an aggregate principal amount of $151,000,000 replacement Notes executed by one Officer of the Company, (3) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.03 of the Indenture and (4) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by one Officer of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance and Additional Notes pursuant to Section 2.01 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

2.3  Transfer and Exchange

(a) Transfer and Exchange of Definitive Notes.  When Definitive Notes are presented to the Registrar with a request:

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(x)       to register the transfer of such Definitive Notes; or

(y)       to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, an IAI Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such

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Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes, IAI Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall

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reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Temporary Regulation S Global Notes.  During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note), (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S, shall bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

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THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(l), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Each certificate evidencing a Note offered in reliance on Regulation S shall, in lieu of the foregoing, bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Note shall also bear the following additional legend:

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IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(iii) After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note or an Initial Note or Private Exchange Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder’s certificated Initial Note or Private Exchange Note or directions to transfer such Holder’s interest in the Global Note, as applicable.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the restricted notes legend set forth in Exhibit 1 hereto, will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(v) Upon the consummation of a Private Exchange with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Notes in global form with the global notes legend and the applicable restricted notes legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

(f) Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes,

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redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4       Certificated Notes

(a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depositary or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and,

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in either case, a successor Depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted notes legend and definitive note legend set form in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Company expressly acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

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EXHIBIT 1 to Rule 144A/REGULATION S/IAI APPENDIX

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend for Notes Offered Otherwise than in Reliance on Regulation S]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(l), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S.]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Note Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING

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OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(l),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING

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CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE OR AN IAI GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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PANOLAM INDUSTRIES INTERNATIONAL, INC.

10 3/4% Senior Subordinated Notes due 2013

CUSIP No. [ ]
ISIN No. [ ]
No.[ ]	$[ ]

PANOLAM INDUSTRIES INTERNATIONAL, INC., a Delaware corporation promises to pay to [     ], or its registered assigns, the principal sum of [     ] Dollars ($[     ]) on October 1, 2013.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Additional provisions of this Note are set forth on the other side of this Note.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

PANOLAM INDUSTRIES INTERNATIONAL, INC.

by
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee, certifies
that this is one of the Notes referred to in the Indenture.

by
Authorized Signatory

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[FORM OF REVERSE SIDE OF INITIAL NOTE]

Senior Subordinated Notes Due 2013

1.         Interest

Panolam Industries International, Inc., a Delaware corporation (such Person, and its respective successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”) promises to pay interest on the principal amount of this Note at a rate per annum of 10 3/4%; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually in arrears to the holders of record of the Notes on April 1 and October 1 of each year, commencing April 1, 2006. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Note plus 2.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.         Method of Payment

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the March 15 or September 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

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3.         Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.         Indenture

The Company issued the Notes under an Indenture dated as of September 30, 2005 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

The Notes are obligations of the Company. The Indenture contains covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets to secure indebtedness; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries and consolidate, merge or transfer all or substantially all of its assets. These covenants are subject to important exceptions and qualifications contained in the Indenture.

5.         Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Notes.

On and after October 1, 2009, the Company shall be entitled at its option on one or more occasions to redeem all or a portion of the Senior Subordinated Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of the years set forth below:

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Period	Redemption Price

2009	105.375%

2010	102.688%

2011 and thereafter	100.00%

In addition, prior to October 1, 2009, the Company may redeem the Subordinated Rate Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Senior Subordinated Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, prior to October 1, 2008, the Company shall upon not less than 30 nor more than 60 days’ notice, be entitled at its option on one or more occasions to redeem Senior Subordinated Notes (which includes Additional Notes) in an aggregate principal amount not to exceed 35% of the original aggregate principal amount of the Senior Subordinated Notes (which includes Additional Notes) originally issued at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Public Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Senior Subordinated Notes (which includes Additional Notes) remains outstanding immediately after the occurrence of each such redemption; and (2) each such redemption occurs within 90 days of the date of closing of such Public Equity Offering.

6.         Mandatory Redemption

Except as set forth in Paragraph 8 below with respect to repurchases of the Senior Subordinated Notes in certain events, the Company shall not be required to make mandatory redemption or repurchase payments with respect to the Senior Subordinated Notes.

7.         Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or

9

before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8.         Repurchase at Option of Holder

(a)       Change of Control Offer. Upon the occurrence of a Change of Control (unless the Company has exercised its right to redeem the Notes as described in paragraph 5 above and in the Indenture), the Company shall be required to make an offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes (a “Change of Control Offer”) at a purchase price (“Change of Control Purchase Price”) in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture.

(b)       Asset Sale Offer. If the Company consummates any Asset Sale, the Company may be required to utilize a portion of the net proceeds received from such Asset Sale to offer to repurchase Notes from the Holders at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, in accordance with the provisions of the Indenture.

9.         Guarantee

The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors to the extent set forth in the Indenture.

10.       Subordination

The Notes are subordinated and junior in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full when due, whether at stated maturity, by acceleration or otherwise, in cash or Cash Equivalents of all Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes are subordinated and junior in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full when due, whether at stated maturity, by acceleration or otherwise, in cash or Cash Equivalents of all Guarantor Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

11.       Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder,

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among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

12.       Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

13.       Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14.       Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time shall be entitled to terminate some or all of its and the Guarantors’ obligations under the Notes and the Indenture if the Company deposits with the Trustee money or, in certain cases, U.S. Government for the payment of principal and interest on the non-callable Notes to redemption or maturity, as the case may be.

15.       Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture, and the Notes may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Notes and (b) any default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Notes. Without the consent of any Noteholder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture, or the Notes to cure any ambiguity, defect, mistake or inconsistency, or to provide for uncertificated Notes in addition to or in place of certificated Notes,, or to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of the Company’s or such Guarantor’s obligations under the Indenture, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, or to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided, however, that such sale, designation or release is in accordance with the applicable provisions of the Indenture, or to conform the text of the Indenture, Notes or Guarantees to any provision of this “Description of the Notes” to the extent such provision of this “Description of the Notes” was intended to be a verbatim recitation of a corresponding provision of the Indenture, Notes or Guarantees.

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16.       Defaults and Remedies

Under the Indenture, Events of Default include (a) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes, whether or not such payment is prohibited by the subordination provisions of the Indenture; (b) default in the payment when due of interest on or with respect to the Notes and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) default in the performance of or breach of the covenants described under Section 4.03, 4.04 and 5.01 of the Indenture and such default or breach continues for a period of 30 days after the notice specified below; (d) default in the performance of, or breach of any covenant, warranty or other agreement contained in, the Indenture (other than a default in the performance or breach of a covenant, warranty or agreement that is specifically dealt with in clauses (a), (b) or (c) above) and such default or breach continues for a period of 60 days after the notice specified below; (e) a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary (other than Indebtedness owed to the Company or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (1) such default either (A) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (B) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (2) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $10.0 million (or its foreign currency equivalent) or more at any one time outstanding; (f) certain events of bankruptcy affecting the Company or any Significant Subsidiary as set forth in the Indenture; (g) failure by the Company or any Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (excluding any amounts as to which a provider of insurance has assumed responsibility in writing), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after the applicable judgment becomes final, and, with respect to any such judgments covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed or (h) the Guarantee of a Significant Subsidiary or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary ceasing to be in full force and effect (except as contemplated by the terms hereof) or any Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee, other than by reason of the release of the Guarantee in accordance with the terms of the Indenture. If an Event of Default (other than an Event of Default specified in clause (f) above with respect to the Company) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes under the Indenture may declare the principal of and accrued interest on such Notes to be due and payable immediately in the manner and with the effect

12

provided in the Indenture. If an Event of Default specified in clause (f) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of each Trustee or any holder of the Notes.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders of the Notes, unless such holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

17.       Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.       No Recourse Against Others

No director, officer, employee, incorporates or stockholder of the Company, any of its Subsidiaries or any of its direct or indirect parent entities, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

19.       Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

20.       Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the

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entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.       CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.       Holders’ Compliance with Registration Rights Agreement

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

23.       Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Panolam Industries International, Inc.
20 Progress Drive
Shelton, Connecticut 06484
Attention: General Counsel

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐        to the Company; or

(1)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(2)	☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(5)	☐

to an institutional “accredited investor” (as defined in Rule 501(a)(l),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

	Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears
on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT A

FORM OF FACE OF EXCHANGE NOTE
OR PRIVATE EXCHANGE NOTE*/**/

___________________

*/ If the Note is to be issued in global form add the Global Notes Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL NOTES]—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.

**/ If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Notes Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

PANOLAM INDUSTRIES INTERNATIONAL, INC.

10 3/4% Senior Subordinated Notes due 2013

CUSIP No. [ ]
ISIN No. [ ]
No. [ ]	$[ ]

PANOLAM INDUSTRIES INTERNATIONAL, INC., a Delaware corporation promises to pay to [   ], or its registered assigns, the principal sum of [   ] Dollars ($[   ]) on October 1, 2013.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Additional provisions of this Note are set forth on the other side of this Note.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

PANOLAM INDUSTRIES INTERNATIONAL, INC.

by
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Notes referred to in the Indenture.

by
Authorized Signatory

3

[FORM OF REVERSE SIDE OF EXCHANGE NOTE
OR PRIVATE EXCHANGE NOTE]

Senior Subordinated Notes Due 2013

1.         Interest

Panolam Industries International, Inc., a Delaware corporation (such Person, and its respective successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”) promises to pay interest on the principal amount of this Note at a rate per annum of 10 ¾%; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.(1) The Company will pay interest semiannually in arrears to the holders of record of the Notes on April 1 and October 1 of each year, commencing April 1, 2006. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Note plus 2.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.         Method of Payment

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the March 15 or September 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately

(1) Insert if at the date of issuance of the Exchange Note or Private Exchange Note (as the case may be) any Registration Default has occurred with respect to the related Initial Notes during the interest period in which such date of issuance occurs.

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preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.         Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.         Indenture

The Company issued the Notes under an Indenture dated as of September 30, 2005 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

The Notes are obligations of the Company. The Indenture contains covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets to secure indebtedness; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries and consolidate, merge or transfer all or substantially all of its assets. These covenants are subject to important exceptions and qualifications contained in the Indenture.

5.         Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Notes.

On and after October 1, 2009, the Company shall be entitled at its option on one or more occasions to redeem all or a portion of the Senior Subordinated Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of the years set forth below:

Period	Redemption Price

2009	105.375%

2010	102.688%

2011 and thereafter	100.00%

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In addition, prior to October 1,2009, the Company may redeem the Subordinated Rate Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Senior Subordinated Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, prior to October 1,2008, the Company shall upon not less than 30 nor more than 60 days’ notice, be entitled at its option on one or more occasions to redeem Senior Subordinated Notes (which includes Additional Notes) in an aggregate principal amount not to exceed 35% of the original aggregate principal amount of the Senior Subordinated Notes (which includes Additional Notes) originally issued at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Public Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Senior Subordinated Notes (which includes Additional Notes) remains outstanding immediately after the occurrence of each such redemption; and (2) each such redemption occurs within 90 days of the date of closing of such Public Equity Offering.

6.         Mandatory Redemption

Except as set forth in Paragraph 8 below with respect to repurchases of the Senior Subordinated Notes in certain events, the Company shall not be required to make mandatory redemption or repurchase payments with respect to the Senior Subordinated Notes.

7.         Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $ 1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8.         Repurchase at Option of Holder

(a)       Change of Control Offer. Upon the occurrence of a Change of Control (unless the Company has exercised its right to redeem the Notes as described in paragraph 5 above and in the Indenture), the Company shall be required to make an offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes (a “Change of Control Offer”) at a purchase price (“Change of Control Purchase Price”) in cash equal to 101%

6

of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture.

(b)       Asset Sale Offer. If the Company consummates any Asset Sale, the Company may be required to utilize a portion of the net proceeds received from such Asset Sale to offer to repurchase Notes from the Holders at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, in accordance with the provisions of the Indenture.

9.         Guarantee

The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors to the extent set forth in the Indenture.

10.       Subordination

The Notes are subordinated and junior in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full when due, whether at stated maturity, by acceleration or otherwise, in cash or Cash Equivalents of all Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. The Guarantees in respect of the Notes are subordinated and junior in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full when due, whether at stated maturity, by acceleration or otherwise, in cash or Cash Equivalents of all Guarantor Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

11.       Denominations: Transfer: Exchange

The Notes are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

12.       Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

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13.       Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14.       Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time shall be entitled to terminate some or all of its and the Guarantors’ obligations under the Notes and the Indenture if the Company deposits with the Trustee money or, in certain cases, U.S. Government for the payment of principal and interest on the non-callable Notes to redemption or maturity, as the case may be.

15.       Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture, and the Notes may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Notes and (b) any default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Notes. Without the consent of any Noteholder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture, or the Notes to cure any ambiguity, defect, mistake or inconsistency, or to provide for uncertificated Notes in addition to or in place of certificated Notes, , or to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of the Company’s or such Guarantor’s obligations under the Indenture, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, or to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided, however, that such sale, designation or release is in accordance with the applicable provisions of the Indenture, or to conform the text of the Indenture, Notes or Guarantees to any provision of this “Description of the Notes” to the extent such provision of this “Description of the Notes” was intended to be a verbatim recitation of a corresponding provision of the Indenture, Notes or Guarantees.

16.       Defaults and Remedies

Under the Indenture, Events of Default include (a) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes, whether or not such payment is prohibited by the subordination provisions of the Indenture; (b) default in the payment when due of interest on or with respect to the Notes and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) default in the performance of or breach of the covenants described under Section 4.03, 4.04 and 5.01 of the Indenture and such default or breach continues for a period of 30 days after the notice specified below; (d) default in the performance of, or breach of any covenant, warranty or other agreement contained in, the Indenture (other than a default in the performance or breach of a covenant, warranty or

8

agreement that is specifically dealt with in clauses (a), (b) or (c) above) and such default or breach continues for a period of 60 days after the notice specified below; (e) a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary (other than Indebtedness owed to the Company or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (1) such default either (A) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (B) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (2) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $10.0 million (or its foreign currency equivalent) or more at any one time outstanding; (f) certain events of bankruptcy affecting the Company or any Significant Subsidiary as set forth in the Indenture; (g) failure by the Company or any Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (excluding any amounts as to which a provider of insurance has assumed responsibility in writing), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after the applicable judgment becomes final, and, with respect to any such judgments covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed or (h) the Guarantee of a Significant Subsidiary or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary ceasing to be in full force and effect (except as contemplated by the terms hereof) or any Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee, other than by reason of the release of the Guarantee in accordance with the terms of the Indenture. If an Event of Default (other than an Event of Default specified in clause (f) above with respect to the Company) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes under the Indenture may declare the principal of and accrued interest on such Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. If an Event of Default specified in clause (f) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of each Trustee or any holder of the Notes.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders of the Notes, unless such holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

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17.       Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.       No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Company, any of its Subsidiaries or any of its direct or indirect parent entities, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

19.       Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

20.       Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.       CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.       Holders’ Compliance with Registration Rights Agreement

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

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23.       Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Panolam Industries International, Inc.
20 Progress Drive
Shelton, Connecticut 06484
Attention: General Counsel

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EXHIBIT A

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                   agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears
on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT 2 to Rule 144A/REGULATION S/IAI APPENDIX

Form of
Transferee Letter of Representation

Panolam Industries International, Inc.

In care of

[          ]
[          ]
[          ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[    ] principal amount of the 10 3/4% Senior Subordinated Notes due 2013 (the “Notes”) of Panolam Industries International, Inc., a Delaware corporation, (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:
Address:
Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase notes similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(l), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(l), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (iii), (iv) or (v) above to require the delivery of an Opinion of Counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,
by:

APPENDIX B

[FORM OF SUPPLEMENTAL INDENTURE TO BE
DELIVERED BY ADDITIONAL SUBSIDIARY GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [    ] among [    ] (the “Additional Guarantor”), a [    ] corporation and a [direct] [indirect] subsidiary of, a Delaware corporation (the “Company”), and, Wells Fargo Bank, National Association as Trustee under the Indenture (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company, and the Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of September 30, 2005, providing for the issuance of Senior Subordinated Notes (the “Notes”);

WHEREAS, Section 4.11 and Section 10.08 of the Indenture provide that under certain circumstances the Company will cause the Additional Guarantor to execute and deliver to the Trustee a guaranty agreement pursuant to which the Additional Guarantor will Guarantee payment of the Notes on the same terms and conditions as those set forth in Article 10 of the Indenture; and

WHEREAS, pursuant to Section 10.08 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Guarantees. The Additional Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

PANOLAM INDUSTRIES INTERNATIONAL, INC.,

by
Name: Title:

[ADDITIONAL SUBSIDIARY GUARANTOR],

by
Name: Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

by
Name: Title: